                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is dated as of August 9, 1999 between Nobel Learning Communities, Inc., a Delaware corporation ("EMPLOYER") and Lynn Fontana, an individual residing as of the date hereof at 3318 Cranbrook Ct., Oakton, Virginia ("EXECUTIVE").

                                   BACKGROUND

     Executive wishes to be employed as Chief Education Officer and Vice President - Education, and to be responsible for the functions and duties assigned to this position, and Employer wishes to assure itself of the services of Executive, and, upon the conditions hereinafter provided, Executive and Employer are prepared to enter into this employment agreement.

                                     TERMS

     Now, Therefore, in consideration of the premises and mutual covenants and obligations hereinafter set forth, intending to be legally bound hereby, the parties hereto agree as follows:

1.   EMPLOYMENT; SCOPE OF DUTIES.

     1.1 Subject to and upon the terms and conditions set forth herein, Employer hereby employs Executive in the capacity of Chief Education Officer and Vice President - Education, and Executive hereby accepts such employment and agrees to render her services exclusively to Employer, its subsidiaries and affiliates, in such capacity or similar capacity, and faithfully, diligently and to the best of her ability. Executive will perform those duties and responsibilities as may from time to time reasonably be specified by Employer. Such duties and responsibilities will initially include, without limitation, those duties set forth in EXHIBIT A attached hereto. Executive will be responsible for the efficient performance of such duties and responsibilities and will at all times operate within the goals, guidelines, budgets, policies and procedures now or hereafter established by Employer. Executive will report to such executive of Employer as Employer designates, which shall initially be Employer's President and Chief Operating Officer.

     1.2 Executive will devote her full business and professional time, energy and skill exclusively to the service of Employer, its subsidiaries and affiliates and to the promotion of its interests in accordance with the duties and responsibilities assigned to her by Employer hereunder and will not render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise; provided, however, that the foregoing shall not be construed as preventing Executive from (a) serving as an advisor/consultant to Thoughtful Technologies with respect to the development of commercial products and services relating to the Multimedia and Thinking Skills software (originally developed by Executive's company, Fountain Communications) or (b) serving on the board of community and nonprofit organizations which do not provide services which are in competition with those provided by Employer; provided further that, in the case of both clauses (a) and (b), that such activities require only minor commitments of Executive's time, to be performed during non-business hours, and do not interfere with the diligent performance of Executive's duties hereunder. Upon request of Employer, if Executive is duly elected or appointed, Executive shall serve, without additional compensation, as an officer or a director of Employer and its subsidiaries or affiliates. Further, as part of Executive's performance of her duties, she may serve on the board of, or as an advisor to, nonprofit educational organizations or governmental agencies that are deemed to be in the interest of Employer (e.g.: National Independent and Private Schools Association (NIPSA), U.S. Department of Education, National Science Foundation and the National Endowment for the Humanities and National History Day. In each case, the length of service, responsibilities and commitment to any organization or agency will be approved in advance by the executive of Employer to whom Executive reports.

     1.3 Executive will be based at Employer's main office. As a condition to her employment hereunder, Executive has moved her residence to a reasonable commuting distance of such office.

2. TERM. The term of Executive's employment will commence on August 9, 1999 and end on August 8, 2002, unless and until terminated earlier pursuant to the provisions of this Agreement (said period during which Executive is employed full time pursuant to this Agreement is hereinafter referred to as the "EMPLOYMENT PERIOD"). Unless otherwise agreed by both parties in writing, any continued employment of Executive by Employer after the Employment Period shall be on an "at will" basis.

3. COMPENSATION. As compensation and consideration for Executive's services and responsibilities under this Agreement, Employer will pay Executive, and Executive will accept, the compensation and benefits set forth in this Section 3.

     3.1  Base Salary.  Employer shall pay to Executive a gross salary at the
          -----------
annual rate of One Hundred Ten Thousand Dollars ($110,000) (hereinafter "BASE SALARY"), payable at such intervals as Employer pays the salaries of its executives generally (currently every two weeks), but not less frequently than monthly. Executive's salary will be reviewed each year, but nothing contained herein shall in any manner obligate Employer to make any increase in Executive's Base Salary or provide any additional compensation.

     3.2  Bonuses.  Executive shall be eligible for an annual bonus according to
          -------
a bonus plan to be established annually by Employer, in its sole discretion.
The bonus plan for the 1999/2000 fiscal year is attached hereto as EXHIBIT B. Amounts specified under each bonus plan shall not payable to Executive, nor be deemed to have accrued, unless she is employed by Employer on the date of scheduled payment, as provided in the applicable bonus plan.

     3.3  Stock Options.  Executive will be eligible to participate in
          -------------
Employer's Stock Incentive Plan. Grant of any options is subject to the sole discretion of Employer's Board of Directors (or the Compensation Committee of the Board of Directors) and to the terms of the Stock Incentive Plan and Employer's form of stock option agreement.

     3.4  Car Allowance.  Executive will be provided a $500 per month car
          -------------
allowance to cover all car expenses, including gasoline (provided that, in the case of trips to a destination which is 100 miles or more from Employer's corporate headquarters, Executive will be reimbursed for the cost of gasoline relating to the trip). Such car allowance shall be paid proportionately in each pay period.

     3.5  Vacation.  Executive will be entitled to three (3) weeks vacation per
          --------
year. All vacation periods requested must be approved by Executive's manager. Vacation is on a "use or lose" basis, which means that carryover from year to year will not be permitted. Vacation balances will be forfeited if not used by the applicable anniversary date of the first day of the Employment Period.

     3.6  Sick Leave.    Executive will receive sick days in accordance with
          ----------
Employer's policies.

     3.7  Moving Expenses.  On or before September 13, 1999, Employer will loan
          ---------------
Executive the sum of $25,000, the proceeds of which Executive will use to cover her expenses of relocating to the Media, Pennsylvania area. Such loan will accrue interest at a rate of 8% per annum. On each anniversary date of the commencement of the Employment Period, if Executive is employed by Employer on such date, Employer will forgive one-third of the principal amount and associated interest of such loan. If Executive's employment is terminated, the loan will be payable in full 90 days following the date of termination of employment. Executive will execute a promissory note to documents such loan.

     3.8  Executive Severance Plan.  Executive shall be covered by the "Nobel
          ------------------------
Education Dynamics, Inc. Executive Severance Pay Plan", upon execution and delivery to Employer of an acknowledgment, in standard form, of her agreement to submit any disputes thereunder to arbitration.

     3.9  Other Benefits.  Executive shall be entitled to participate in all
          --------------
group health, group life insurance, disability, hospital, medical plans and retirement plans according to Employer's policies for executive management personnel (or as may be decided by Employer if said items are discretionary with Employer). Such plans currently include:

          (a) 100% payment by Employer of family medical insurance (which currently is provided by Aetna US Healthcare or Keystone HMO, at Employer's election) (with dental coverage available for an extra premium payable by Executive);

          (b) the Nobel Learning Communities 401(k) Savings Plan (in which Executive will become eligible to participate upon the first open enrollment period occurring after one year of service); provided that participation may be limited by Federal laws relating to the participation level of lower wage earners;

          (c) tuition reimbursement (the current features of which include the requirement that courses be job-related and pre-approved, that reimbursement is limited to a specified maximum amount and that a minimum grade be achieved as a condition to reimbursement);

          (d) term life insurance equal to one times Executive's Base Salary;

          (e) a short-term disability insurance that extends coverage for a period of 26 weeks at a rate of 65% of Executive's Base Salary with a maximum weekly benefit of $325; and

          (f) long-term disability insurance, as provided to other senior executives of Employer.

4. REIMBURSEMENT OF EXPENSES. Executive shall be allowed reasonable business expenses in connection with the performance of her duties hereunder upon submission by Executive of vouchers or itemized statements thereof prepared in compliance with such rules relating thereto as Employer may from time to time adopt (which rules may include the requirement that the Executive receive advance approval of such expenses) and as may be required in order to permit such payments as proper deductions to Employer under the Internal Revenue Code and the rules and regulations adopted pursuant thereto now or hereafter in effect.

5. FACILITIES. Executive shall be entitled to an office appropriate to her position and such secretarial services as are reasonably necessary to the performance of her duties.

6. PHOTOGRAPHS. Employer shall have the right to photograph Executive during the course of Executive's employment or at such other times when not at work, by camera, film, television, tape radio or other media, or record Executive in formal or informal conversation, interview, training sessions, etc., any of which may be in the format of a pre-planned program or in a spontaneous interview. The foregoing may be used by Employer or its affiliates or its advertising agency for commercial purpose, on labels, training films or other media at Employer's sole discretion. Executive's image, its replica, in whole or portions thereof, may be used, and Executive's name may be attributed thereto. Executive may be photographed individually or in a group. Executive's compensation fully stated herein, includes full and complete payment for all of the above and Executive hereby waives any further compensation, royalties, etc.

7.   TERMINATION.

     7.1  Early Termination of Employment Period.  Notwithstanding Section 2,
          --------------------------------------
the Employment Period shall sooner terminate upon the close of business on the earliest to occur of the dates specified below:

          (a)  the date of death of Executive;

          (b) the date upon which Employer shall have given Executive written notice of the termination of her employment hereunder for "disability" (as defined in Section 7.2); and

          (c) the date upon which Employer shall have given to Executive written notice of the termination of her employment for "cause" (as defined in Section 7.3).

     7.2  Definition of "Disability".  For purposes of this Agreement, the term
          --------------------------
"DISABILITY" shall mean that Executive cannot substantially perform her "essential duties" (which shall include any travel requirements) with or without reasonable accommodation and either (i) such situation persists for a period of 90 days in any 365 day period or (ii) in the opinion of a Pennsylvania licensed physician, Executive is so disabled or incapacitated and she is unlikely to be able substantially to perform her "essential duties" with or without reasonable accommodation within 90 days. Determination of disability and the date thereof shall be reasonably made by Employer, relying on certificates of physicians, and Employer's decision shall be conclusive and binding, in the absence of fraud.
If Employer so requests Executive will submit to an examination by a Pennsylvania licensed physician with expertise or knowledge of the type of disabling condition from which Executive allegedly suffers for the purpose of verifying whether the provisions of this Section 7.2 are applicable. If Executive refuses to cooperate in submitting to an examination as requested by Employer, Executive shall immediately be deemed "disabled" for the purposes of this Agreement. (Executive acknowledges that this Section 7.2 sets forth only the condition for which Executive may be terminated for disability, and that Employer is not required to pay (although it may pay) Executive for periods not worked in excess of vacation and sick days utilized, except as may be required by applicable law or to the extent that Executive receives benefits under Employer's short term disability or long term disability policies.)

     7.3  Definition of "Cause".  For purposes of this Agreement, the term
          ---------------------
"CAUSE" shall include, but not be limited to, any one of the following conditions or any one of the following events:

          (a) Executive's habitual intoxication or drug addiction;

          (b) violation of Employer's policies with respect to harassment (sexual or otherwise);

          (c) refusal or failure by Executive to perform such reasonable duties as may reasonably be delegated or assigned to her, consistent with her position, by Employer;

          (d) failure to devote her entire full week business to the duties of the position as provided herein, except permitted vacation periods and/or sickness leave;

          (e) continuing inattention or neglect by Executive of her duties hereunder, which inattention is not the result of illness or accident;

          (f) willful or wanton misconduct or negligence by Executive in connection with the performance of her duties;

          (g) the material breach by Executive of any provisions of this Agreement (including, without limitation, Section 9);

          (h) the commission by Executive of a felony, participation in any fraud or commission of any misdemeanor involving moral turpitude;

          (i) Executive's dishonesty detrimental to the best interest of Employer or any of its affiliates; and

          (j) involvement in any matter which, in Employer's opinion, is reasonably likely to cause prejudice or embarrassment to Employer's business.

provided, that, in the case of clauses (c), (d), (e), (f) or (g) of this Section 7.3, there shall not be "cause" unless Employer has first given Executive written notice specifying in reasonable detail the circumstances on which Employer believes there is "cause" for termination and Executive has failed to remedy the same with 15 days after the date of such notice or unless the condition or event is not subject to cure or a substantially similar condition or event has been the subject) of a prior notice by Employer within the twelve months preceding such notice.

     7.4  Effect of Early Termination on Compensation.  If the Employment Period
          -------------------------------------------
is terminated as provided in Section 7.1 (including by reason of Executive's death), Executive shall be entitled to receive only the compensation set forth in Section 3 accrued but unpaid as of the date of termination and all benefits shall terminate as of such date (except to the extent otherwise provided by law). Under no circumstances shall Executive be entitled to any compensation except as set forth in this Section 7.4, including without limitation any severance pay or termination indemnity. Employer shall pay any funds provided for in this Section 7.4 to Executive, her estate or legal representative, as the case may be.

8. EXPIRATION OF EMPLOYMENT PERIOD. On termination of the Employment Period, neither party shall be under any obligation to renew Executive's employment with Employer and, unless otherwise agreed by both parties in writing, any continued employment of Executive by Employer after the Employment Period shall be on an "at will" basis. Notwithstanding any of the foregoing to the contrary, Executive's covenants under Section 10 shall continue so long as she is employed by Employer and for any additional periods specified therein. Executive recognizes that it would be disruptive to Employer if she resigned from her employment without adequate notice to Employer, and she covenants to notify Employer at least 90 days prior to the end of the Employment Period if she does not intend to continue her employment after the Employment Period; further, Executive acknowledges that under Employer's policies, an employee forfeits accrued vacation benefits if at least two weeks' advance notice of termination is not given to Employer.

9. EXECUTIVE REPRESENTATIONS. Executive represents and warrants to Employer that she is not a party to or bound by any agreement, arrangement or understanding, written or otherwise, which prohibits or in any manner restricts her ability to enter into and fulfill her obligations under this Agreement and/or to be employed by and serve Employer in an executive capacity. Executive will indemnify and hold harmless Employer from any claims, liabilities, damages, costs or expenses (including legal fees) resulting from third-party claims of any such conflict or breach.

10.  CERTAIN COVENANTS OF EXECUTIVE.

     10.1 Intellectual Property.  All rights in and to any and all inventions,
          ---------------------
ideas, techniques, methods, developments, works, improvements and other forms of intellectual property (including, without limitation, all matters relating to curriculum and curriculum techniques) ("Intellectual Property"), whether or not patentable, which Executive (either alone or in conjunction with others) conceives, makes, obtains or reduces to product or commences so to do during her employment with Employer are and shall be the property of Employer. The foregoing shall not apply to Intellectual Property developed in connection with her activities permitted under clause (a) of Section 1.2, and as described in the "Multimedia and Thinking Skills Software -- Product Prospectus dated March 23, 1999" and the "Multimedia and Thinking Skills Technology -Enabling Training Applications for the 21/st/ Century" description provided by Executive to Employer, or otherwise unrelated to any subject matter of actual or potential concern or interest to Employer or any of its affiliates which are not conceived, made, obtained or reduced to product in the course of Executive's employment or with the use of the time, material or facilities of Employer or any of its affiliates. Executive will make full and prompt disclosure to Employer of all Intellectual Property and, at Employer's request and expense but without additional compensation to Executive during her employment hereunder and with reasonable compensation thereafter, will at any time or times execute and deliver such foreign and domestic patent, trademark or copyright applications, assignments and other papers and take such other action (including without limitation testifying in any legal proceedings) as Employer considers necessary to vest, perfect, defend or maintain Employer's rights in and to such Intellectual Property. The provisions of this Section 10.1 shall survive the termination, for any reason, of this Agreement.

     10.2 Nondisclosure of Confidential Information.
          -----------------------------------------

          (a) Executive shall not, during the period that Executive is employed by Employer or provides consulting services to Employer or at any time thereafter, unless authorized to do so in writing by Employer, directly or indirectly disclose or permit to be known to, or used for the benefit of, any person, corporation or other entity (outside of the employ of Employer), or herself, any confidential information acquired by her during the course of or as an incident to her employment or association with Employer, whether or not pursuant to this Agreement. For the purposes of this Section 10.2, the term confidential information shall include, but not be limited to, all trade secrets, confidential or proprietary knowledge or information with respect to the conduct or details of Employer's business including, but not limited to, lists of customers or suppliers of Employer's business, pricing strategies, business files and records, trade secrets, curriculum, processes, costs, designs, marketing methods or any other financial, educational, curricular or other information about Employer's business or curriculum not in the public domain. The term "confidential information" shall not include any information which (i) is generally available to the public as of the date hereof, (ii) becomes generally available to the public after the date hereof, provided that such public disclosure did not result, directly or indirectly, from any act, omission or fault of Executive, or (iii) becomes available to Executive after the date of termination of her employment with Employer on a non-confidential basis from a source other than Employer or its agents, provided that such source is not bound to Employer or its representatives by agreement, fiduciary duty or otherwise not to disclose such information.

          (b) All confidential information described in Section 10.1 shall be the exclusive property of Employer, and Executive shall use her best efforts to prevent any publication or disclosure thereof. Upon termination of Executive's employment with Employer, Executive shall return to Employer all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in her possession or control.

          (c) All correspondence, memoranda, notes, records, reports, plans and other papers and items delivered to Executive by Employer shall be the property of Employer, and Executive will deliver all copies thereof to Employer on termination of this Agreement or on earlier request.

     10.3 Nonsolicitation; Restrictive Covenant.  The Noncompetition,
          -------------------------------------
Nonsolicitation and Confidentiality Agreement dated July 30, 1999 (the "Noncompete Agreement") between Employer and Executive is incorporated herein by reference.

     10.4 Survival.  The provisions of this Section 10 shall survive the
          --------
termination, for any reason, of the Employment Period and of this Agreement, and shall continue, in the case of Sections 10.1 and 10.2, without termination, and, in the case of Sections 10.3, for the period contemplated therein (including any extended period as provided in Section 10.5).

     10.5 Remedies.  Executive acknowledges that if she breaches her promises
          --------
set forth in this Section 10, Employer will suffer irreparable damages, the amount of which will be impossible to ascertain and which cannot be reasonably or adequately compensated in an action of law. Accordingly, notwithstanding
Section 11, in addition to all other remedies under this Agreement (including, but not limited to, money damages), Employer shall be entitled as a matter of right to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction; provided, however, that nothing herein shall be deemed to constitute consent by Executive to an ex parte proceeding. The remedies granted to Employer in this Agreement are cumulative and are in addition to remedies otherwise available to Employer at law or in equity. (The provisions of the Noncompete Agreement relating to the subject matter of this Section 10.5 are incorporated herein by reference.) Executive consents to in personam jurisdiction and venue in each of the United States District Court for the Eastern

District of Pennsylvania and the Court of Common Pleas of Delaware County, Pennsylvania, and waives the right to contest in personam jurisdiction and venue in such courts.

11. ARBITRATION OF CERTAIN DISPUTES. Any and all controversies or claims arising out of or relating to this Agreement, or the breach thereof, or any other claim by Executive against Employer arising from the employment of Executive or the termination of Executive's employment, including without limitation claims alleging violation of Title VII of the Civil Rights Act of 1964, 42 U.S.C. (S)(S)2000e, et. seq., the Age Discrimination in Employment Act, 29 U.S.C. (S)621, et. seq., the Americans with Disabilities Act, 42 U.S.C.
(S)12101 et. seq., the Family and Medical Leave Act, 29 U.S.C. (S)2601, et. seq., any statutes of any state, and any contract or any principle of state or federal common law, shall be settled by arbitration administered by the American Arbitration Association under its Employment Dispute Resolution Rules. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The procedure established by this Section 11 shall be the exclusive method for resolution of such disputes. Copies of the American Arbitration Association Employment Discrimination Resolution Rules are available through our Human Resources Department and may be obtained upon request. Any request or demand for arbitration of any dispute covered by this Section 11 shall be filed with the American Arbitration Association no later than 300 days after the event which gave rise to the claim. Notwithstanding the foregoing, Employer or Executive may seek injunctive relief in any court of law in connection with an alleged violation of any provision of Section 10, as provided in Section 10.5.

12.  MISCELLANEOUS

     12.1 Binding Effect.  This Agreement shall be binding upon Executive, her
          --------------
personal representative or representatives and testate or intestate distributees, and upon Employer and its successors and assigns; provided that this Agreement shall be assignable by Employer to an affiliate or any person, firm or corporation which may become a successor in interest to Employer in the business presently operated by it or which may acquire all or substantially all of Employer's assets or a majority of Employer's voting capital stock. The term "AFFILIATE" used in this Agreement shall mean any entity that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with Employer, or is a successor of Employer. This Agreement is a personal services contract and may not be assigned by Executive.

     12.2 Survival of Certain Provisions.  It is expressly understood by the
          ------------------------------
parties to this Agreement that certain provisions, rights, and obligations pursuant to this Agreement, are expressly meant to survive the termination of the Employment Period and the termination of this Agreement and shall be given full effect pursuant to their terms.

     12.3 Notices.  Any notice required or permitted to be given under this
          -------
Agreement shall be in writing and shall be delivered by hand or be sent by certified mail or overnight courier addressed to Executive at her address set forth in the first paragraph of this Agreement and to Employer at Nobel Learning Communities, Inc., Rose Tree Corporate Center II, 1400 North

Providence Road, Media, PA 19063, Attn. President, with a copy to Nobel Learning Communities, at the same address, Attn: General Counsel, or to such other address as either of such parties may designate in a written notice served upon the other party in the manner provided herein. Any such notice shall become effective upon being mailed or, in the case of delivery by hand or overnight courier, upon receipt.

     12.4 Governing Law.  This Agreement is made and delivered in the
          -------------
Commonwealth of Pennsylvania and shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

     12.5 Prevailing Party.  Should any party default in performance of any of
          ----------------
the terms and conditions of this Agreement which results in a claim for damages, specific performance or other remedy, the prevailing party in such claim shall be entitled to its reasonable attorneys' fees and court or arbitration costs from the nonprevailing party. For the purposes of this Section 12.5, in any action with respect to the enforcement of a covenant set forth in Section 10, Employer shall be deemed to have prevailed if any such covenant is enforced in part, even if the applicable court exercises its discretion to limit or reduce the duration or scope thereof or enforces only certain of such covenants.

     12.6 Entire Agreement; Modifications.  This instrument, together with the
          -------------------------------
Noncompete Agreement, contains the entire agreement of the parties relating to the subject matter hereof, and there are no agreements, representations or warranties not herein set forth. THIS AGREEMENT, TOGETHER WITH THE NONCOMPETE AGREEMENT, SUPERSEDES ANY PRIOR WRITTEN OR ORAL AGREEMENT OR UNDERSTANDING RELATING TO THE SUBJECT MATTER HEREOF. No modification of this Agreement or the Noncompete Agreement shall be valid unless in writing and signed by the parties hereto. A waiver of the breach of any term or condition of this Agreement or the Noncompete Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

     12.7 Severability; Savings Clause.  If any term or provision of this
          ----------------------------
Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

     12.8 ATTORNEY REVIEW.  EXECUTIVE ACKNOWLEDGES THAT THIS AGREEMENT WILL HAVE
          ---------------
IMPORTANT LEGAL CONSEQUENCES AND IMPOSES SIGNIFICANT REQUIREMENT ON EXECUTIVE, INCLUDING THE OBLIGATION TO REFRAIN FROM CERTAIN ACTIVITIES AFTER THE TERMINATION OF HER EMPLOYMENT OR CONSULTANCY WITH

EMPLOYER. ACCORDINGLY, EXECUTIVE ACKNOWLEDGES THAT EMPLOYER HAS RECOMMENDED THAT SHE RETAIN LEGAL COUNSEL TO REVIEW THIS AGREEMENT AND THAT SHE HAS BEEN PROVIDED WITH ADEQUATE TIME TO OBTAIN SUCH REVIEW.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement the date and year first written above.


                              NOBEL LEARNING COMMUNITIES, INC.


                              By:________________________________________
                                 A. J. Clegg
                                 Chairman


                              EXECUTIVE:


                              _____________________________
                              Lynn Fontana

                                                                       EXHIBIT A

                  Partial List of Duties and Responsibilities
                  -------------------------------------------

     1)   The quality of the education programs at Nobel.

     2) Chair the Education Advisory Board and bring to the Board experienced outside educators to collaborate with Nobel's internal educators.

     3) Set the standards and policies for the education component of Nobel and managing the adherence to these standards and policies.

     4) Manage the curriculum conversions and principal/teacher re-training for Nobel's conversions from childcare centers to preschools.

     5) Oversee the implementation of Nobel's education programs and evaluate of the programs via the achievement levels of our students.

     6) Determine the appropriate methods and testing programs to determine achievement levels of our students.

     7) Be cognizant of the state-of-the-art in education; methods, tools and technologies.

     8) Be cognizant of the various education reform movements and methods such as charter schools, vouchers, privatization, management organizations, etc..

     9) Maintain and expand our NIPSA accreditation. Investigate other accreditation agencies. Represent Nobel at NIPSA meetings.

     10) Promote of Nobel's reputation and programs via participation in selected education and financial conferences, guest lecturing and articles in appropriate journals.

     11) Coordinate the internship and the Nobel training programs with UOP/Wharton, and possible other universities.

     12)  Parent and teacher training seminars.

     13) Collaborate with the appropriate experts of companies and support establishing and implementing after-school, weekend and summer student tutorial programs.

     14)  Participate as part of the overall Nobel executive team.

     15) Prepare each year of an "Educational" department budget, which must be approved by the CEO.